PRELIMINARY COPY, SUBJECT TO COMPLETION,
                            DATED DECEMBER 16, 1998

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:
[X]  Preliminary Proxy Statement  [ ] Confidential For Use of the Commission
                                      Only (as Permitted by Rule 14a-6(e) (2))
[   ]    Definitive Proxy Statement
[   ]    Definitive Additional Materials
[   ]    Soliciting Materials Pursuant to Rule 14a-11(c) or Rule 14a-12


                           FINET HOLDINGS CORPORATION
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.

[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

     (1) Title  of each  class of  securities  to  which  transaction  applies:
         ---------------------------------------------------------------------
     (2) Aggregate  number of  securities  to which  transaction  applies:
         ---------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         ----------------------------------------------------------------------
     (4) Proposed    maximum    aggregate    value    of    transaction:
         ----------------------------------------------------------------------
     (5) Total Fee Paid:
         ----------------------------------------------------------------------
[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount Previously Paid:
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    (2) Form, Schedule or Registration Statement No.:
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

                    PRELIMINARY COPY, SUBJECT TO COMPLETION,
                             DATED DECEMBER 16, 1998

                           NOTICE AND CONSENT STATEMENT

                    FOR ACTION TO BE TAKEN BY WRITTEN CONSENT
                      IN LIEU OF A MEETING OF SHAREHOLDERS



TO THE SHAREHOLDERS OF FINET HOLDINGS CORPORATION:

     Attached hereto is a Consent Statement which solicits the written consent of the of the shareholders of Finet Holdings Corporation (the "Company") to approve the issuance, offering and sale by the Company of up to 30,000,000 shares of its Common Stock in a private placement (the "Offering") at a price of $0.60 per share, which Offering, if fully subscribed, would result in the issuance in excess of 20% of the Company's outstanding Common Stock as of the date hereof. The Offering was previously presented to and approved by shareholders of the Company at the 1998 Annual Meeting. However, in order to ensure that the Company has obtained the informed consent of its shareholders to the Offering, the attached Consent Statement clarifies the price at which the shares of Common Stock are expected to be sold in the Offering. The affirmative written consent of a majority of the issued and outstanding shares of Common Stock of the Company is required to approve the Offering at the price of $0.60 per share.

     Attached to the Consent Statement is a Consent Card which provides for approval of the Offering. The procedure for indicating approval of the Consent Resolution is described in the Consent Statement. The Consent Statement and the accompanying Consent Card are intended to be sent to Shareholders on or about December __, 1998. The Company has set December __, 1998 as the target date by which the Board of Directors desires to receive all written consents of Shareholders.

     All Shareholders are urged to sign and return the enclosed Consent Card as promptly as possible.

                                 By Order of the Board of Directors,



                                 ------------------------------------
                                 Jan C. Hoeffel
                                 Secretary

San Francisco, California
December ___, 1998

                    PRELIMINARY COPY, SUBJECT TO COMPLETION,
                             DATED DECEMBER 16, 1998

                           FINET HOLDINGS CORPORATION
                         505 Sansome Street, 14th Floor
                         San Francisco, California 94111

                                 CONSENT STATEMENT
                    FOR SHAREHOLDER ACTION BY WRITTEN CONSENT


     This Consent Statement is furnished in connection with the solicitation by the Board of Directors of Finet Holdings Corporation ("Finet" or the "Company") of the written consent of shareholders to approve the issuance, offering and sale by the Company of up to 30,000,000 shares of its Common Stock in a private placement (the "Offering") at a price of $0.60 per share, which Offering, if fully subscribed, would result in the issuance in excess of 20% of the Company's outstanding Common Stock as of the date hereof. The Offering was previously presented to and approved by shareholders of the Company at the 1998 Annual Meeting. However, the description of the terms of the Offering set forth in the November 1998 Proxy Statement did not firmly establish the price at which shares would be sold in the Offering. In order to ensure that the Company has obtained the informed consent of its shareholders to the Offering, this Consent Statement clarifies the price at which the shares of Common Stock will be sold in the Offering.

     In addition, the Company may issue warrants to purchase up to 3,000,000 shares of its Common Stock (the "Warrants") to investment bankers as partial consideration for their services as placement agent in connection with the Offering. Subject to the receipt of shareholder approval, the Offering is expected to close on or before December __, 1998 (the "Closing Date") and the Warrants shall become exercisable on or after the Closing Date. The Company requests that all written consents be delivered to the Company on or before December __, 1998. This Notice and Consent Statement and the enclosed Consent Card are first being mailed to shareholders of record at December 11, 1998 on or about December __, 1998.

     Accompanying the Consent Statement is a Consent Card which provides for adoption of the Consent Resolution (the "Consent Resolution") and approval of the Offering. The procedure for indicating approval of the Consent Resolution is described in detail in this Consent Statement.

     The cost of  preparing,  printing,  assembling  and  mailing  this  Consent
Statement and other material furnished to stockholders in connection with the solicitation of consents will be borne by the Company. In addition to the solicitation of consents by use of the mails, officers, Directors and employees of the Company may solicit consents by written communications, by facsimile, telephone, telegraph or personal call. These persons are to receive no special compensation for any solicitation activities.


                                VOTING SECURITIES

     The matter being submitted for shareholder approval is to be acted upon by Written Consent, without a meeting, rather than by a vote held at a meeting. The Company has only one class of voting security, its Common Stock, entitled to one vote per share. As of the close of business on December 11, 1998, there were 36,405,386 shares of the Company's Common Stock issued and outstanding. Only shareholders of record at the close of business on December 11, 1998 are entitled to act upon this matter by Written Consent.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

     The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock at December 11, 1998: (1) by each person known by the Company to own beneficially more than five percent of the Company's outstanding shares of Common Stock; (2) by each Director and Named Executive Officer of the Company; and (3) by all Directors and Named Executive Officers as a group. Except as otherwise indicated in the notes to this table, the holders listed below have sole voting and investment power with respect to such shares. For purposes of this table, a person is deemed to have "beneficial ownership" of any shares as of a given date which such person has the right to acquire within 60 days after such date. For purposes of computing the percentage of outstanding shares held by each person named below on a given date, any security which such person has the right to acquire within 60 days after such date is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

                   -----------------Beneficial Ownership---------------------
                             Name and Address of     ----Common Stock----
                   Beneficial Owner             # Owned              % Owned

Beneficial         Jose Maria Salema Garcao     12,263,900(1)          28.3%
Owners of          Quinta Da Marinha, Lote
more than 5%       CT-14, 2750 Cascais
of shares          Portugal
outstanding

                   Fondation Pamalu              5,000,000(2)          13.3%
                   4536 Mozelos VFR
                   Portugal

                   James W. Noack                4,404,238(3)          12.1%
                   854 Clifton Court
                   Benicia, CA 95410

                   Cumberland Associates         2,685,344              7.4 %
                   1114 Avenue of Americas
                   New York, NY 10036

                   Americo Ferreira Amorim       2,000,000              5.5%
                   Estefania 163
                   Porto, Portugal

Directors          Jan C. Hoeffel                1,564,075(4)           4.3%
And Named          L. Daniel Rawitch             1,346,973(5)           3.7%
Executive          Mark L. Korell                  450,000(6)           1.2%
Officers           Jose Philipe Guedes             385,000(7)           1.1%

---------------------------


1    Reflects  5,373,900  shares  beneficially  owned,   currently   exercisable
     warrants to acquire 6,850,000 shares and currently exercisable options to acquire 40,000 shares.

2 Reflects 4,000,000 shares beneficially owned and currently exercisable warrants to acquire 1,000,000 shares.

3 Reflects 4,301,237 shares beneficially owned by him, 28,000 beneficially owned by his minor child and currently exercisable warrants to acquire 75,001 shares.

4 Reflects 1,263,158 shares beneficially owned by him, 917 shares beneficially owned by his spouse, and currently exercisable warrants to acquire 300,000 shares.

5 Reflects 946,973 shares beneficially owned by him and currently exercisable warrants to acquire 400,000 shares.

6 Reflects 125,000 shares beneficially owned by him and currently exercisable options to acquire 325,000 shares.

7    Reflects 320,000 shares beneficially owned.

                   S. Lewis Meyer              365,000(8)              1.0%
                   Stephen J. Sogin            180,633(9)              *
                   Thomas L. Porter            115,000(10)             *
                   Michael G. Conway            90,000(11)             *
                   Richard Wilkes               10,000                 *
                   George P. Winkel                 50                 *

All Directors and Executive                  4,506,731                11.8%
Officers as a group


     The percent of class calculation is based on 36,405,386 shares of Common Stock outstanding as of December 11, 1998.


                        SOLICITATION OF WRITTEN CONSENTS

     Under Delaware law and the Company's Bylaws, any action which may be taken at any annual or special meeting of Shareholders may be taken without a meeting and without prior notice, if a consent writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote on that action were present and voted. The matter being considered by the shareholders is being submitted for action by written consent, rather than by votes cast at a meeting. Set forth below under the caption "Proposal 1" is the text of the Consent Resolution being submitted for shareholder adoption by written consent. The Consent Resolution provides for the approval of the Offering which is more fully described under the caption "APPROVAL OF THE SALE AND ISSUANCE OF UP TO 30,000,000 SHARES OF COMMON STOCK IN A PRIVATE PLACEMENT AT A PRICE OF $0.60 PER SHARE" below. The Consent Resolution will be effective on the date on which the unrevoked written consents of a majority of the shares of Common Stock issued and outstanding approving the Consent Resolution are received by the Company (the "Effective Date"). The Company requests that all written consents be delivered to the Company on or before December __, 1998.

     Shareholders are being requested to indicate approval of and consent to the adoption of the Consent Resolution by exercising the enclosed Consent Card and by checking the box which corresponds to the action the shareholder wishes to take. FAILURE TO CHECK ANY OF THE BOXES WILL, IF THE CONSENT CARD HAS BEEN SIGNED, CONSTITUTE APPROVAL OF AND CONSENT TO THE ADOPTION OF THE CONSENT RESOLUTION. The text of the Consent Resolution has not been set out on the Consent Card because of space limitations. Nevertheless, signing and indicating approval on the Consent Card will be deemed to be written consent to the adoption of the Consent Resolution.

--------------------

*    Represents  less than 1% of the  outstanding  Common  Stock on December 11,
     1998.

8 Reflects currently excercisable warrants to acquire 300,000 shares and currently exercisable options to purchase 65,000 shares.

9 Reflects 50,000 shares beneficially owned by him and currently exercisable options to purchase 130,633 shares.

10 Reflects 40,000 shares beneficially owned by him and currently exercisable options to purchase 75,000 shares.

11 Reflects 15,000 shares beneficially owned by him and currently exercisable options to purchase 75,000 shares.

     Execution of the Consent Resolution by execution of the Consent Card will constitute your approval of the Offering as a shareholder of the Company. The failure to execute and return a consent, and all abstentions and broker non-votes, will have the same effect as a vote against the Consent Resolution. Shareholders who do not approve and consent to the adoption of the Consent Resolution by execution of the Consent Card will nonetheless be bound by the Consent Resolution if sufficient written consents are received by the Company on or before the Effective Date to approve the Consent Resolution.

     The Board of Directors requests that each Shareholder execute, date and mail or deliver the Consent Card to the Company at the following address:

                       Finet Holdings Corporation
                       505 Sansome Street, 14th Floor
                       San Francisco, California 94111

     Any Consent Card executed and delivered by a Shareholder may be revoked by delivering written notice of such revocation prior to the Effective Date to the Company at the address set forth below. Consent Cards may not be revoked after the Effective Date.
                       Finet Holdings Corporation
                       505 Sansome Street, 14th Floor
                       San Francisco, California 94111


                                   PROPOSAL 1

         APPROVAL OF THE SALE AND ISSUANCE  OF UP TO 30,000,000 SHARES OF
                       COMMON STOCK IN A PRIVATE PLACEMENT
                         AT A PRICE OF $0.60 PER SHARE


     At the Company's November 24, 1998 Annual Meeting of Shareholders, the shareholders adopted, among other matters, a resolution to ratify the issuance of Common Stock and convertible securities to new investors which could potentially result in such investors owning approximately 50.3% of the Company's Common Stock. One of the proposed transactions approved involved the issuance of an additional 30,000,000 shares of Common Stock at $1.00 per share, or the five day weighted average closing price for the Common Stock, whichever is less. However, because the description of the terms of the Offering set forth in the November 1998 Proxy Statement did not firmly establish the price at which shares of Common Stock would be sold in the Offering, the Company has determined that further shareholder ratification of the Offering is desirable in order to ensure that the Company has obtained the informed consent of its shareholders to the Offering. As described in this Consent Statement, 30,000,000 shares of Common Stock are expected to be sold in the Offering at a price per share of $0.60.

     The closing price of a share of the Company's Common Stock during the period September 30, 1998 through December 11, 1998 has ranged from a low of $0-1/2 to a high of $1-5/8. The closing price on December 11, 1998 was $1-3/32. The Company believes that the terms agreed upon, including the price, are fair and reasonable and in the best interests of the Company.

     Based on the amount of Common Stock issued and outstanding as of December 11, 1998, the Offering, if fully subscribed, would result in the issuance in excess of 20% of the Company's outstanding Common Stock. The rules promulgated by the National Association of Securities Dealers, Inc. for issuers listing securities on the Nasdaq Stock Market require shareholder approval of private placements that equal or exceed 20% of the Common Stock outstanding. Therefore, the shareholders are asked to consent to the following resolutions:

          "RESOLVED, that the Board of Directors of this Company is hereby authorized to issue, offer and sell up to 30,000,000 shares of the Company's Common Stock in a private placement offering (the "Offering") at a price of $0.60 per share, which Offering, if fully subscribed, will result in the issuance in excess of 20% of the Company's outstanding Common Stock as of the date hereof; and

          RESOLVED FURTHER, that the Board of Directors is hereby authorized to issue warrants to purchase up to 3,000,000 shares of the Company's Common Stock (the "Warrants") to investment bankers as partial consideration for their services as placement agent in connection with the Offering, such Warrants to have a five year term and a per share exercise price of $1.25, and which Warrants, as well as the Common Stock to be issued in the Offering, will be registered pursuant to a registration statement to be filed by the Company with the Securities and Exchange Commission; and

          RESOLVED FURTHER, that the officers of this Company are, and each acting alone is, hereby authorized to do and perform any and all such acts, including execution of any and all documents and certificates, as said officers shall deem necessary or advisable, to carry out the purposes of the foregoing resolutions; and

          RESOLVED FURTHER, that any actions taken by such officers prior to the date of the foregoing resolutions adopted hereby that are within the authority conferred hereby are ratified, confirmed, and approved as the acts and deeds of the Company."

General

     Management considers the proceeds from the Offering and the other recent securities offerings described below under the caption "Recent Transactions" that were ratified by the shareholders at the 1998 Annual Meeting (the "Recent Offerings") to be critical to the Company's continued viability. The Board of Directors has separately analyzed each of the offerings and, as disclosed below, consulted with three investment banking firms to help it analyze all available alternative sources of financing. Based on the Company's financial condition, the price of its Common Stock, the need for additional capital, and the limited availability of other sources of financing, the Board believes that the Offering and the terms thereof are the best available alternatives, commercially reasonable, and in the best interests of the Company and its shareholders.

Recent Transactions

     On March 18, 1998, the Company entered into a stock purchase agreement with certain investors for the sale of $7,000,000 principal amount of the Company's 3% Subordinated Convertible Debentures (the "Debentures"), and warrants to purchase 175,000 shares of Common Stock. The offering was held in three tranches. The first tranch closed on March 18, 1998 and resulted in the sale of $4,000,000 of Debentures and the issuance of 3-year warrants to purchase up to 100,000 shares of Common Stock at an exercise price of $5.71 per share. An additional $1,500,000 face amount of Debentures were sold in a second tranch to the same investors on April 20, 1998, with the investors further receiving 37,500 3-year warrants to purchase shares of the Company's Common Stock at an exercise price of $4.88. On May 26, 1998, the third and final tranch of the Debenture offering was closed, for an additional $1,500,000 principal amount of Debentures, and an additional 37,500 3-year warrants to purchase shares of Common Stock at an exercise price of $5.25 per share.

     The terms of the Debentures provide that the number of shares of Common Stock issuable upon conversion of the Debentures is determined by dividing the aggregate principal amount, plus any accrued interest at 3% per annum and certain other possible obligations, by the lesser of (i) $5.00 per share, or
(ii) 78% of the average of the closing bid price for the Company's Common Stock for the ten consecutive trading days ending on the trading day immediately preceding such conversion date.

     The terms of the Debentures are currently the subject of renegotiation. The terms agreed to in principle with the Debenture holders provide that the number of shares of the Company's Common Stock issuable to the Debenture holders upon conversion would be restructured as follows: (i) $1,100,000 worth of the $7,000,000 principal amount of Debentures, plus accrued interest, would be immediately convertible into Common Stock at $0.50 per share; (ii) $4,400,000 worth of Debentures will convert into 7,333,333 shares of Common Stock, at a conversion price of $0.60 per share; and (iii) the remaining $1,500,000 worth of Debentures will be redeemed by the Company at 100% of the face amount.

     On September 29, 1998, the Company raised $2,500,000 through issuance of 250 shares of its Series A Preferred Stock (the "Preferred Stock"), and a warrant exercisable for 250,000 shares of Common Stock, to certain investors and consultants. The Company has agreed to file a registration statement with the Securities and Exchange Commission (the "Commission") to register the Common Stock issuable upon conversion of the Preferred Stock. Each share of Preferred Stock is convertible into Common Stock at any time on or after the earlier of February 15, 1999 or the date the closing bid price of the Company's Common Stock is above $1.50 per share. The conversion price floats pursuant to a formula incorporating the length of time shares of Preferred Stock have been held and the market price of the Common Stock at the time of conversion, and assumes a base price per share of Preferred Stock of $10,000 plus 6% interest, and a 78% discount from market price at the time of conversion, subject to adjustment under certain circumstances. If a share of Preferred Stock were converted on February 15, 1999 and the price of the Company's Common Stock on that date were the same as the price of the Company's Common Stock on the date of issuance, each share of Preferred Stock would be convertible into approximately 17,482 shares of Common Stock. If any Preferred Stock remains outstanding on September 29, 2000, then all such shares will be converted pursuant to the floating conversion formula.

     The terms of the Preferred Stock are currently the subject of renegotiation. The terms agreed to in principle with the Preferred Stock holders provide that all 250 outstanding shares will be redeemed by the Company at $10,000 per share. As consideration for the holders of the Debentures and the Preferred Stock agreeing to the renegotiated terms of such securities, the Company will issue to such holders warrants to purchase an aggregate of 840,000 shares of Common Stock. Such warrants will have a five-year term and an exercise price of $1.50 per share.

     On October 30, 1998, the Company sold 2,500,000 shares of Common Stock in a private placement to Fondation Pamalu, a current shareholder of the Company, at $0.80 per share, for a total consideration of $2,000,000. In connection with the sale the Company agreed to reduce the exercise price of warrants held by Fondation Pamalu to purchase 1,000,000 shares of Common Stock from $5.00 to $1.00 per share, and agreed to provide the purchaser certain anti-dilution rights.

The Offering

     The Company currently contemplates making a private placement of up to an additional 30,000,000 shares of Common Stock at $0.60 per share. The Offering is expected to close in December, 1998. If all of the shares offered in the Offering are sold, 3,000,000 warrants will be issued to investment bankers for services in connection with the offering. The warrants will have a five year term and a per share exercise price of $1.25. The Company intends to file a registration statement with the Commission to register the Common Stock issued to investors and the Common Stock issuable to the warrant holders. Proceeds from the Offering are expected to be allocated for operational and financial needs, infrastructure investment, e-commerce business development, and repayment of outstanding Debentures and redemption of outstanding Debentures and Preferred Stock.

Potential Dilution to Current Shareholders

     The following chart sets forth the potential dilutive effect which could result from the Offering and the Recent Offerings (collectively, the "Financing Transactions"):

                               Potential Dilution

                                 Number of Shares        Percent of Beneficial
                                                       Ownership After Financing
                                                             Transactions

Common Stock issued and            33,033,105                    32.2%
outstanding as of October
15, 1998

Shares reserved as of              17,115,814                    17.7%
October 15, 1998 for
issuance to existing
shareholders under
convertible securities,
excluding the Financing
Transactions

Common shares issuable             46,435,833                    48.1%
pursuant to the                    ----------                   ------
Financing Transactions(13)

Total                              96,584,752                   100%


     The foregoing table assumes the conversion of all currently outstanding convertible securities and the exercise of all currently outstanding stock options. If none of such convertible securities are converted and none of such stock options are exercised, and all of the offerings pursuant to the Financing Transactions are fully subscribed, the percentage beneficial ownership of the investors participating in the Financing Transactions would be approximately 58.4%

Reasons for the Transactions

     The proceeds from the Financing Transactions are critical to the Company's continued viability. The primary business purposes of the offerings are to fund strategic acquisitions and to finance continuing operations. The Company has incurred, and expects to continue to incur, substantial expenses as the result of the various costs associated with the acquisitions of Coastal Federal Mortgage Company on April 30, 1998 and MICAL Mortgage, Inc. on May 19, 1998. The proceeds from the Financing Transactions are also critical in maintaining the

--------------------
13 Of such 46,435,833 shares: 2,200,000 are issuable upon conversion of $1.1 million of Debentures as renegotiated; 7,333,333 are issuable upon conversion of $4.4 million of Debentures as renegotiated; 2,500,000 are reserved for sale pursuant to an agreement with Fondation Pamalu dated October 30, 1998; 562,500 are currently exercisable under warrants issued in connection with the Financing Transactions; 840,000 are reserved for conversion of warrants to be issued in connection with the renegotiated Debentures and Preferred Stock; and 30,000,000 are Common shares currently contemplated to be issued in the Offering, with 3,000,000 warrants issuable to the Company's investment bankers if all such 30,000,000 shares are sold.

Company's net worth at a level required by its warehouse line of credit, which is the principal source of funds for newly originated loans to its borrowing customers. External factors also led the Company to seek additional financing, including the recent volatility in the market for small capitalization stocks.

     Primarily as a result of the one-time costs associated with funding of start up operations, the write off of intangibles, the costs associated with the Coastal, MICAL, and other acquisitions, and real estate foreclosures, the Company's expenses increased 65% from $13.0 million in 1997 to $21.7 million in 1998. During fiscal years 1997 and 1998 additional revenue sources were developed; however, to date the cash consumed from the commencement of these activities exceeded total cash generated. Cash from the Recent Offerings has been used to offset the operating cash shortfall.

     The Company's day-to-day financing activities involve the use of cash to fund its lending activities. The Company must advance cash on a daily basis to fund newly originated loans to its borrower customers. The majority of these funds are provided through a conventional mortgage warehouse line of credit from Residential Funding Corporation ("RFC"). The Company maintains a $79 million committed warehouse facility and a $25 million uncommitted gestation facility with RFC. The borrowing agreements for these lines of credit contain various financial covenants, among them a requirement that the Company maintain a certain net worth. Due in large part to operating losses carried forward for the past two years, as of April 30, 1998 the Company was in breach of the tangible net worth requirement of its debt covenants. Subsequent to April 30, 1998, RFC issued a formal waiver of the breach. The Financing Transactions are an essential component of increasing the Company's net worth so that it can increase its mortgage funding levels necessitated by business development and the Coastal and MICAL acquisitions.

     During 1998 the Company retained three investment banking firms to advise it in connection with its financing activities: Piper Jaffray Inc., Rochon Capital Group, Ltd., and J.P. Carey Securities, Inc. Due to the factors discussed above, the offerings were effected on a very accelerated timetable. The Company does not expect that the Financing Transactions will result, individually or in the aggregate, in a change in control of the Company, although there can be no assurances in any such regard.

     In accordance with the requirements of NASDAQ listing maintenance rules, the shareholders of the Company are being asked to approve the Offering, which is an integral part of the Financing Transactions. The unrevoked consents of a majority of the issued and outstanding shares of Common Stock is required to approve Proposal 1.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE SALE AND ISSUANCE OF UP TO 30,000,000 SHARES OF COMMON STOCK IN A PRIVATE PLACEMENT AT A PRICE OF $0.60 PER SHARE



                              SHAREHOLDER PROPOSALS

     The next Annual Meeting of Shareholders is expected to take place on or about November 19, 1999. In order to be considered for inclusion in the Company's proxy materials for the 1999 Annual Meeting, shareholder proposals must be received by the Company at its headquarters office no later than July 15, 1999 and must satisfy the conditions established by the Commission under Rule 14a-8 for shareholder proposals to be included in the Company's proxy materials for that meeting. In order for a shareholder proposal made outside of Rule 14a-8 to be considered "timely" within the meaning of Rule 14a-4(c), such proposal must be received by the Company at its headquarters office no later than September 30, 1999.

             ANNUAL REPORT ON FORM 10-KSB INCORPORATED BY REFERENCE

          A copy of the Company's Annual Report on Securities and Exchange Commission Form 10-KSB for the fiscal year ended April 30, 1998 including the financial statements and financial statement schedules, is incorporated by reference into this Consent Statement. A copy of the 1998 Form 10-KSB is being furnished to each Shareholder to whom this Consent Statement is delivered.

San Francisco, California
December          , 1998


                                By Order of the Board of Directors

                                FINET HOLDINGS CORPORATION




                                Jan C. Hoeffel
                                Secretary

                     PRELIMINARY COPY, SUBJECT TO COMPLETION
                            DATED DECEMBER 16, 1998

                           FINET HOLDINGS CORPORATION

                                  CONSENT CARD

              THIS CONSENT IS SOLICITED ON BEHALF OF THE BOARD OF
                    DIRECTORS OF FINET HOLDINGS CORPORATION


     The undersigned shareholder by checking the box below takes the following identified action with respect to the Consent Resolution:

     (1) Approval of the Consent Resolution Authorizing the Sale and Issuance of up to 30,000,000 Shares of the Company's Common Stock in a Private Placement at a price of $0.60 per share:

     [  ]   FOR              [  ]   AGAINST         [  ] ABSTAIN


all as set forth in the Notice and Consent Statement dated December __, 1998, the receipt of which is hereby acknowledged.

     Where no specification is made, the shares will be deemed to have consented to the approval of the Consent Resolution.

PLEASE DATE AND SIGN THE CONSENT CARD BELOW. IF STOCK IS REGISTERED IN THE NAME OF TWO OR MORE PERSONS, EACH MUST SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR,
ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY THE PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AN AUTHORIZED PERSON.

YOUR VOTE IS IMPORTANT, PLEASE FILL IN AND RETURN PROMPTLY.



                             Dated:                            , 1998



                             Signature:



                             Signature: